                                 EXHIBIT 10.28

                          REAL ESTATE OPTION AGREEMENT

                                  FOR LOT #10

               BETWEEN THE DEVELOPMENT CORPORATION OF KNOX COUNTY

                                      AND

                         WELLS DEVELOPMENT CORPORATION
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                         REAL ESTATE OPTION AGREEMENT
                         ----------------------------


      This REAL ESTATE OPTION AGREEMENT is made and entered into effective as of the 21st day of June 1998 (the "Effective Date"), by and between THE DEVELOPMENT CORPORATION OF KNOX COUNTY, a Tennessee non-profit corporation, hereinafter referred to as "Seller," and WELLS DEVELOPMENT CORPORATION, a Georgia corporation, hereinafter referred to as "Purchaser."

                                  WITNESSETH:
                                  ----------

      WHEREAS, Seller is the owner in fee simple of a certain unimproved tract of land consisting of approximately 2.78 acres, more or less, comprised of LOT #10 in CENTERPOINT BUSINESS PARK, located in Knox County, Tennessee, as is more particularly described on Exhibit A, attached hereto and incorporated herein by
                          ---------
reference (hereinafter referred to as the "Premises"); and

      WHEREAS, Purchaser wishes to purchase an option on the Premises as hereinafter provided.

      NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, the payment of the Option Price hereinafter specified, the foregoing recitals which are incorporated into this Agreement by reference, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1.  Grant of Option.  Subject to the conditions of this Agreement, Seller
          ---------------
hereby grants to Purchaser an option to purchase the Premises together with all improvements thereon, if any, on an "as is, where is" basis except as provided in Paragraph 7.

      2.  Option Period.  This Option shall remain in full force and effect
          -------------
until terminating at 11:59 p.m. on the 1/st/ day of AUGUST, 1998, which period of time is hereinafter referred to as the "Exercise Period."
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      3.  Exercise of Option.  This Option may be exercised by Purchaser at any
          ------------------
time during the Exercise Period by written notice from Purchaser to Seller which is actually delivered to and received by Seller during the Exercise Period.

      4.  Option Consideration.  Purchaser shall pay to Seller the sum of Three
          --------------------
Thousand and No/100 Dollars ($3,000.00) ("Option Price") as consideration for the granting of the Option, the receipt of which is hereby acknowledged. In the event Purchaser does not exercise the Option as herein provided, the Option Price shall be retained by Seller free and clear of all claims. In the event Purchaser properly exercises the Option as herein provided, the Option Price shall be credited against the Purchase Price.

      5.  Exceptions to Title.  In the event of the exercise of the Option, the
          -------------------
Premises will be sold and conveyed subject to:

      a. Real property taxes for the year 1998, which shall be apportioned between the parties hereto at the closing hereof and assumed by Purchaser;

      b. Utilities easements serving the Premises and plat restrictions of record;

      c. Such other easements, covenants, and restrictions as are of record in the Knox County Register's Office; and

      d. Such other affirmative covenants and restrictions which are contained in the proposed form of the warranty deed, attached hereto as Exhibit
                                                                        -------
          B.
          -

6.    Purchase Price.  In the event of the exercise of the Option, the total
      --------------
purchase price for the Premises will be ONE HUNDRED THIRTY THOUSAND DOLLARS ($130,000.00) per acre (the "Purchase

Price"), the exact acreage to be determined by a survey performed at Purchaser's sole cost. The Purchase Price shall be payable as follows:

      (a)  The Option Price shall be applied to the Purchase Price;

      (b) The balance of the Purchase Price shall be paid in cash or by cashier's or certified check at the Closing of the sale of the Premises hereinafter specified (the "Closing").

      7.   Soils Testing.
           -------------

      (a)  Environmental.     Purchaser, at its own expense, may conduct a Phase
I environmental report. This report must show that there are no environmental hazards, defects, or violations on the premises that might require correction or clean-up by Purchaser. If, after receipt by the parties of the Phase I environmental report, it appears that additional environmental reports are necessary and/or expense will have to be incurred to clean-up the property, then the Seller shall, at its option, proceed further and incur these expenses or terminate this agreement. If this agreement is terminated, the Purchaser shall be entitled to a return of its option deposit.

      (b) Structural and Topographical. Upon full execution of this Agreement, Purchaser may obtain, at its cost, technical engineering to determine the suitability of soil conditions and topography for the construction of a manufacturing facility. Should technical reports indicate the property is unsuitable for this use, then Purchaser may terminate this Option Agreement by written notice to Seller, in which event the Option Price shall be immediately returned to Purchaser and each of the parties shall be released from further liability to the other.

      8.   Assignment of Option. This Agreement may not be assigned by Purchaser
           --------------------
without the prior written consent of Seller.

      9.   Existing Mortgages.  If there be a mortgage or deed of trust on the
           ------------------
Premises and in the event of the exercise of the Option, Seller agrees to obtain at Seller's expense and deliver to Purchaser, on or before the Closing hereunder, a release thereof, properly executed and acknowledged in form for recording.

      10.  Title to the Premises.  Purchaser agrees at Purchaser's expense to
           ---------------------
cause the title to the Premises to be examined by any reputable title company or attorney, and to obtain a survey of the Premises, both certified and delivered to Seller and Purchaser. The new survey description shall be used for the deed described in paragraph 13.
             ------------

      11.  Purchaser's Rights on Seller's Default.  In the event of the exercise
           --------------------------------------
of the Option and if (i) Seller defaults in its performance hereunder; or (ii) Seller is unable to convey good title to the Premises at Closing as required hereunder; or (iii) a qualified and licensed architect or engineer concludes that the Premises are unsuitable for construction due to soil or geologic conditions, then Purchaser shall have the following rights:

      a. To accept the Premises or any part thereof subject to any of the foregoing and, if necessary, obtain specific performance of this Agreement subject to such matters; or

      b. To cancel and terminate this Agreement by written notice to Seller, in which event the Option Price, together with any accrued interest thereon, shall be returned to Purchaser.

      Purchaser must elect one of the foregoing remedies, upon which election the selected remedy shall become Purchaser's sole remedy at law or in equity.

      12.  Seller's Rights Upon Purchaser's Default.  In the event Purchaser
           ----------------------------------------
should exercise the Option and thereafter default under this Agreement, Seller shall have any and all remedies available to Seller under applicable law at law or in equity.

      13.  Title Documents. In the event of the exercise of the Option, the deed
           ---------------
by which the Premises are conveyed to Purchaser at the Closing shall be a special warranty deed substantially in the form of Exhibit B, suitable for
                                                   ---------
recording and duly executed and acknowledged by Seller, subject to the matters stated in paragraph 5. Seller shall pay the cost of preparing said deed and
          -----------

Purchaser shall pay the cost of recording the same, including all taxes. Purchaser agrees to pay all other closing costs.

      14.  Purchaser's Right to Possession.  In the event of the exercise of the
           -------------------------------
Option, Seller agrees to give actual possession and occupancy of the Premises to Purchaser at the time of Closing hereunder, provided, however, during the Exercise Period, Purchaser shall have the right to enter the Premises, together with men and materials, for the following purposes: (i) to make a physical inspection of the Premises, including subsurface tests, test borings, and hazardous waste tests; and (ii) to make an accurate survey of the boundaries of the Premises. Purchaser shall also have the right to inspect the Premises immediately prior to or on the day of Closing. In the event Purchaser enters upon the Premises for the purposes specified in subparagraphs (i) and (ii)
                                                -----------------     ----
above, Purchaser will indemnify Seller for any claim made against Seller as a result of Purchaser's entry and, if the Closing does not take place as provided hereunder, Purchaser will indemnify Seller for any damage to the Premises caused by Purchaser's entry. Purchaser's indemnity obligations contained in this paragraph 14 shall survive the expiration of the Option Period in the event the
------------
Closing does not take place.

      15.  Condemnation Prior to Closing.  In the event of the exercise of the
           -----------------------------
Option and in the event of the taking of the Premises or any part thereof by condemnation, the parties agree that Purchaser shall have the option to declare this Agreement null and void (in which event the Option Price shall be returned to Purchaser) or to accept the Premises in the condition in which they are left following such taking, with an assignment by Seller to Purchaser of all rights to the collection of any condemnation award.

      16.  Closing Adjustments.  In the event of the exercise of the Option, at
           -------------------
the time of Closing hereunder, real estate taxes shall be apportioned and adjusted between the parties as of the date of Closing.

      17.  Closing.  In the event of the exercise of the Option, the Closing of
           -------
the purchase of the Premises by Purchaser shall be held within thirty (30) days after the exercise of the Option, with the location and time of said Closing to be specified by Seller in a written notice. At said Closing, the Purchase Price shall be paid by Purchaser to Seller as required in paragraph 6 hereof and Seller shall deliver to Purchaser a
               -----------
special warranty deed for the Premises as required by paragraph 13 hereof.
                                                      ------------

      18.  Brokerage Commissions.    In the event of the exercise of the Option
           ---------------------
and closing of the sale of the premises as herein specified, Seller agrees to pay ADEVCO a commission equal to Five (5%) of the Purchase Price for arranging the sale of the premises pursuant to a separate agreement with said broker. Purchaser agrees to and hereby does indemnify and hold Seller free and harmless from all losses, damages, costs, commissions and expenses, including attorneys' fees, that Seller may suffer as a result of any claims or suits brought by any other brokers or finders in connection with this transaction, except with respect to a broker employed by Seller.

      19.  General Provisions.
           ------------------
      a. All notices or demands hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally or sent by registered or certified United States mail, return receipt requested, or forwarded by a nationally recognized overnight courier service, to any party hereto at the address set forth below or at such other address as any party shall subsequently designate in writing:

               If to Seller:
               The Development Corporation of Knox County
               601 W. Summit Hill Drive, Suite 200-A
               Knoxville, Tennessee 37902
               Contact:  Melissa A. Ziegler
               Phone:  (423) 546-5887


               If to Purchaser:

               Wells Development Corporation
               3885 Holcomb Bridge Road
               Norcross, Georgia  30092
               Contact: Michael Berndt
               Phone: (770)449-7800

      b. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee.

      c. If two or more persons constitute either Seller or Purchaser, the word "Seller" or the word "Purchaser" shall be construed as if it reads "Sellers" and "Purchasers" whenever the sense of this Agreement so requires.

      d. The captions of this Agreement are inserted only for the purpose of convenient reference and in no way define, limit, or prescribe the scope or intent of this Agreement or any part thereof.

      e. This Agreement constitutes the entire contract between the parties hereto, and may not be changed (including an extension of the Exercise Period as provided in paragraph 2) or terminated orally, but
                                          -----------
           may only be modified by an instrument in writing signed by the parties hereto.

      f. The provisions hereof shall apply to and inure to the benefit of the successors, assigns and representatives of the respective parties hereto.

      g. This Agreement may be executed in multiple counterparts which shall be construed together as one instrument.

      h. In any dispute relating to the enforcement of this Agreement, the defaulting party shall reimburse the costs incurred by the prevailing party, including reasonable attorneys fees.

EXECUTED as of the day, year and month first above written.

                                             SELLER:

     6/21/98  10:00 AM                       THE DEVELOPMENT CORPORATION OF
----------------------------
Date and time executed                       KNOX COUNTY


Douglas Lawfer                               By: /s/ Melissa Ziegler
----------------------------                     -----------------------------
Witness                                           Melissa Ziegler
                                             Its:  Executive Director



                                             PURCHASER:

                                             WELLS DEVELOPMENT CORPORATION
   June 19, 1998  2:10 PM
----------------------------
Date and time executed


Alice S. Ridenour                            By: /s/ Michael C. Brendt
----------------------------                     -----------------------------
Witness                                      Title: Chief Investment Officer
                                                    --------------------------

                                                                       EXHIBIT A

====The==============
     DEVELOPMENT               CENTERPOINT BUSINESS PARK
     CORPORATION               KNOX COUNTY, TENNESSEE
====Of Knox County===

               [CHART OF CENTERPOINT BUSINESS PARK APPEARS HERE]

                       706 Walnut Street, Suite 700 . Knoxville, Tennessee 37902
                       Phone: (423)546-5887 . Fax: (423)546-6170
                       http://KnoxDevelopment.org